Exhibit 10.9

SECURITIES PURCHASE AMENDING AGREEMENT

    THIS AGREEMENT dated as of the 1st day of March, 2001.

BETWEEN:

  PHAGE THERAPEUTICS INTERNATIONAL, INC., a company incorporated under the laws of Florida, having an office and address at 19017 120th Avenue NE, Suite 102, Bothel, Washington 98011.

  (the "Company")

AND:

  ROBERT MILLER, a businessman having an address at 1645 South Miami Avenue, Miami, Florida 33129;

  BOLIVAR LONGINES SA, a company having a registered office at Centro Comerical Naraya, Piso 4 Oficina L-10, Alta Vista, Puerto Ordaz, Venezuela;

  RICARDO REQUENA, a businessman having an address at 25 de Mayo 444 Piso 2, 11000 Montevideo, Urguay;

  CADAQUES SA., a company having an address at Benito Blanco 675, Apt. 401, 11300 Montevideo, Urguay;

  BLANCO DE LONGO, a businesswoman having an address at Carace 524, Apt. 701, Montevideo, Urguay;

  STRATTON SA, a company having a registered office at 25 de Mayo 444 Piso 2, 11000 Montevideo, Urguay;

  GIG LIMITED, a company having a registered office at 105 Marbel Drive, Grand Cayman, BWI;

  ALEXANDRA MAZ, a businesswoman having an address at 1645 South Miami Avenue, Miami, Florida 33129

  (collectively the "Purchasers")

WHEREAS:

  A.
  On October 23, 2000, the Company and the purchasers listed on Schedule I, entered into a purchase and sale agreement ("Purchase Agreement") whereby the Company has agreed to sell to the Purchasers 2,142,857 units for an aggregate purchaser price of $1,500,000. Each "Unit" will consist of one share of the Company's common stock with a par value of $0.001 per share (the "Common Stock") and one Common Stock purchase warrant (the "Warrant"). Every one and a half Warrants will entitle the holder to acquire one additional share of Common Stock of Phage at an exercise price of $0.70 per share;

  B.
  The list of purchasers on Schedule I have agreed to invest an additional $1,500,000 into the Company within seven (7) days from the date of filing of the Company's Form 10SB-12g with the Securities and Exchange Commission. In consideration of this investment, the Company has agreed to issue an additional 2,142,857 Units to the Purchasers.

  C.
  The parties have agreed to amend the Purchase Agreement as herein provided.

    NOW THEREFORE, for valuable consideration and upon the mutual covenants and promises contained herein, the parties hereto agree as follows:

First Paragraph

1.
This first paragraph of the Purchase Agreement shall read "AGREEMENT, dated as of October 23, 2000, between Phage Therapeutics International Inc. ("Phage") a Florida Corporation and the persons and entities listed on Schedule I ("Schedule of Purchasers for First Closing") and Schedule II ("Schedule of Purchasers Two for Second Closing") attached to this Agreement (collectively known as the "Purchaser" or "Purchasers").

Article 1: Definitions, Purchasers

2.
Article 1, Definitions, "Purchasers" be amended to state ""Purchasers" means the persons and entities listed on Schedule I "Schedule of Purchasers" for the First Closing and Schedule II "Schedule of Purchasers Two" for the Second Closing."

Article II. Purchase and Sale of Securities, 2.1(b)

3.
Article II, Purchase and Sale of Securities, section 2.1(b) be amended to state "at the Second Closing, Units in the amounts corresponding with the subscription amount set out opposite each Purchaser's name on Schedule II attached to this Agreement. The aggregate principal amount of all Units being issued at the Second Closing pursuant to this Agreement is One Million Five Hundred Thousand Dollars ($1,500,000).

Article VI. Affirmative Covenants, 6.15

4.
Article VI, Affirmative Covenants, section 6.15 be amended to state "Unit Offering. Subject to the satisfaction of the terms and conditions of this Agreement, the Purchasers irrevocably agree to invest an additional One Million Five Hundred Thousand Dollars ($1,500,000) in equity into Phage within seven (7) days from the date Phage files a Form 10SB-12g with the Commission. Phage in consideration of this investment has agreed to issue to the Purchasers 2,142,857 units on receipt of these funds. Each "Initial Unit" will consist of one share of Phage Common Stock and one common stock purchase warrant (the "Series One Warrant"). For every one and a half Warrants the holder will be entitled to acquire one additional share of common stock of Phage at an exercise price of $0.70 per share. These Warrants will be exercisable at any time on or before December 31, 2001 and their right of exercise will be subject to the Purchasers having fully exercised the Warrants received at the Initial Closing.

General

5.
All other terms of the Purchase Agreement will remain the same.

6.
The Purchase Agreement remains in full force and effect except as expressly amended by this Amending Agreement.

    IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

PHAGE THERAPEUTICS INTERNATIONAL, INC.
/s/ Darren Pylot
By:	Darren Pylot, President

PURCHASERS:

/s/ Robert Miller	/s/ Unreadable
Name: Robert Miller	Name: Bolivar Longines SA
/s/ Ricardo Requena	/s/ Unreadable
Name: Ricardo Requena	Name: Cadaques S.A.
/s/ Blanca de Longo	/s/ Unreadable
Name: Blanca de Longo	Name: Stratton S.A.
/s/ Unreadable	/s/
Name: GIG Limited	Alexandra Maz

SCHEDULE II

SCHEDULE OF PURCHASERS

Name	Address/Facsimile Number	$ Amount of Subscription
Robert Miller	1645 South Miami Avenue Miami, FL 33129	$211,000
Bolivar Longines SA	Centro Comercial Naraya Piso 4 Oficina L-10 Alta Vista, Puerto Ordaz, Venezuela	$280,000
Ricardo Requena	25 de Mayo 444 Piso 2 11000 Montevideo, Uruguay	$539,000
Cadaques SA	Benito Blanco 675, Apt. 401 11300 Montevideo, Uruguay	$125,000
Stratton SA	25 de Mayo 444, Piso 2 11000 Montevideo, Uruguay	$275,000
Alexandra Maz	1645 South Miami Avenue Miami, FL 33129	$70,000